THIRD RESTATED EMPLOYMENT AGREEMENT


         THIS RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is in effect as of March 1, 1999 by and between Countrywide Credit Industries, Inc., a Delaware corporation ("Employer"), and David S. Loeb ("Officer").


                              W I T N E S S E T H:

         WHEREAS, Officer currently holds the offices of Chairman of the Board of Directors of Employer (the "Board") and President of Employer; and

         WHEREAS, effective as of March 1, 1999 (the "Effective Date") Officer desires to voluntarily resign as Chairman of the Board of Employer; and

         WHEREAS, from and after the Effective Date, Employer desires to obtain the benefit of continued services of Officer and Officer desires to continue to render services to Employer; and

         WHEREAS, the Board has determined that it is in Employer's best interest and that of its stockholders to recognize the substantial contribution that Officer has made and is expected to continue to make to the Company's business and to retain his services in the future; and

         WHEREAS, Employer and Officer most recently set forth the terms and conditions of Officer's employment with Employer under the Second Restated Employment Agreement as of March 26, 1996 (the "Second Restated Agreement"); and

         WHEREAS, Employer and Officer desire to set forth the continued terms and conditions of Officer's employment with Employer under this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1. Term. Employer agrees to employ Officer and Officer agrees to serve Employer, in accordance with the terms hereof, for a term beginning on the Effective Date and terminating on the first anniversary of the Effective Date; provided, however, that in the event that a "Change in Control" (as defined in Appendix A to this Agreement) shall occur prior to the first anniversary of the Effective Date, the term of Officer's employment under this Agreement shall automatically be extended until the second anniversary of the Effective Date. Notwithstanding anything contained in this Agreement to the contrary, Officer's employment with Employer may be terminated at any time in accordance with the provisions hereof.

         2. Specific Position; Duties and Responsibilities. Effective as of the Effective Date, Officer shall cease to hold the office of Chairman of the Board of Employer and Employer and Officer hereby agree that during the term set forth in this Agreement, Employer will continue to employ Officer and Officer will continue to serve Employer as President. Employer agrees that Officer's duties hereunder shall be designated from time to time by the Board, and shall not be inconsistent with those customarily assigned to a senior executive having the status, experience and expertise of Officer. Officer shall have such executive power and authority as shall reasonably be required to enable him to discharge his duties in the offices which he may hold. All compensation paid to Officer by Employer or any of its subsidiaries shall be aggregated in determining whether Officer has received the benefits provided for herein.

         3. Scope of this Agreement and Outside Affiliations. During the term of this Agreement, Officer shall devote such of his business time and energy as shall be necessary to discharge his duties hereunder, except as expressly provided below, to the business, affairs and interests of Employer and its subsidiaries, and matters related thereto, and shall use his best efforts and abilities to promote its interests. Officer agrees that he will diligently endeavor to promote the business, affairs and interests of Employer and its subsidiaries and perform services contemplated hereby, in accordance with the policies established by the Board, which policies shall be consistent with this Agreement. Officer agrees to serve without additional remuneration as a director and/or in such senior executive capacity not below the rank of President of one or more (direct or indirect) subsidiaries of Employer as the Board may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitation under applicable law. Officer's failure to discharge an order or perform a function because Officer reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by him of his obligations or duties pursuant to any of the provisions of this Agreement, including without limitation pursuant to
Section 5(b) hereof.

         During the course of Officer's employment hereunder, Officer shall not, without the consent of the Board, compete, directly or indirectly, with Employer in the businesses then conducted by Employer.

         Officer may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of Employer, provided that such service is expressly approved by the Board. Officer may make and manage personal business investments of his choice, serve in any capacity with any civic, educational or charitable organization, governmental entity or trade association, and continue his current activities in connection with Indymac Mortgage Holdings, Inc. and those certain activities in Reno, Nevada in which Officer engages as of the date hereof and may, in any geographic location, engage in activities that are the same or substantially similar to those certain activities in Reno, Nevada in which officer engages as of the date hereof, in each case without seeking or obtaining approval by the Board, provided such activities and services do not materially adversely affect the performance of his duties hereunder.

         4.    Compensation and Benefits.

                  Base Salary. Employer shall pay to Officer a base salary at an annual rate of $650,000.

                  (b) Incentive Compensation: Fiscal Year 1999. Employer shall pay to Officer for the Fiscal Year ending in 1999 an incentive compensation award in accordance with the provisions of Sections 4(b) of the Second Restated Agreement.

                  (c) Incentive Compensation: Fiscal Year 2000. Employer shall pay to Officer for the Fiscal Year ending in 2000 an incentive compensation award in an amount equal to 25% of the amount of the incentive compensation award paid or payable to the Chairman of the Board in respect of such Fiscal Year.

                  (d) Incentive Compensation: Fiscal Year 2001. In the event that the term of Officer's employment under this Agreement shall be extended until the second anniversary of the Effective Date as a result of the occurrence of a Change in Control, Employer shall pay to Officer for the Fiscal Year ending in 2001 an incentive compensation award in an amount equal to 25% of the incentive compensation award paid or payable to Officer in accordance with the provisions of Section 4(b) of this Agreement for the Fiscal Year ending in 1999.

                  (e) Timing of Payment of Incentive Compensation Awards. Employer shall pay to Officer the incentive compensation awards described in Sections 4(b), 4(c) and 4(d) of this Agreement for each Fiscal Year as early as practicable after the end of the Fiscal Year to which each such incentive compensation award relates, but in no event more than 90 days after the end of such Fiscal Year; provided, however, that the incentive compensation awards described in Sections 4(b), 4(c) and 4(d) of this Agreement may be paid, in whole or in part, prior to the end of the Fiscal Year to which each such incentive compensation award relates, on such terms and conditions and at such times as may otherwise be mutually agreed upon by Employer and Officer.

                  (f) Stock Options. Officer shall, at the same time during calendar year 2000 as Employer shall grant stock options to its senior executives generally (but in no event later than June 30, 2000), be granted stock options to purchase a number of shares of Employer's common stock equal to 25% of the number of shares of Employer's common stock subject to stock options granted to the Chairman of the Board of Employer at such time; provided, however, that in no event shall Officer be granted stock options to purchase more than 85,000 shares of Employer's common stock. All stock options granted in accordance with this Section 4(f) shall be granted pursuant to the Countrywide Credit Industries, Inc. 1993 Stock Option Plan, as amended (the "1993 Plan"), or such other stock option plan or plans as may be in or come into effect during the term of Officer's employment with Employer and shall have a per share exercise price equal to the fair market value (as defined in the 1993 Plan or such other applicable plan or plans) of the common stock at the time of grant.

                  (g) Additional Benefits. Officer shall also be entitled to all rights and benefits for which he is otherwise eligible under any bonus plan, stock purchase plan, participation or extra compensation plan, executive compensation plan, pension plan, profit-sharing plan, deferred compensation plan, life or medical insurance policy, or other plans or benefits, which Employer or its subsidiaries may provide for him, or provided he is eligible to participate therein, for senior officers generally or for employees generally, during the term of Officer's employment with Employer (collectively, "Additional Benefits"). This Agreement shall not affect the provision of any other compensation, retirement or other benefit program or plan of Employer.

         5. Termination. The compensation and benefits provided for herein and the employment of Officer by Employer shall be terminated only as provided for below in this Section 5:

                  (a) Death. Officer's employment with Employer under thi Agreement shall immediately terminate upon Officer's death.

                  (b) Cause. Employer may terminate Officer's employment under this Agreement for "Cause." A termination for Cause is a termination by reason of (i) a material breach of this Agreement by Officer (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith or without reasonable belief that such breach is in the best interests of Employer and which is not remedied within a reasonable period of time after receipt of written notice from Employer specifying such breach, or (ii) Officer's conviction by a court of competent jurisdiction of a felony, or (iii) entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter removing Officer from office of Employer or its subsidiaries or permanently prohibiting him from participating in the conduct of the affairs of Employer or any of its subsidiaries. If Officer shall be convicted of a felony or shall be removed from office and/or temporarily prohibited from participating in the conduct of Employer's or any of its subsidiaries' affairs by any federal or state regulatory authority having jurisdiction in the matter, Employer's obligations under Sections 4(a), 4(b), 4(c), 4(d), 4(e) and 4(f) hereof shall be automatically suspended; provided, however, that if the charges resulting in such removal or prohibition are finally dismissed or if a final judgment on the merits of such charges is issued in favor of Officer, or if the conviction is overturned on appeal, then Officer shall be reinstated in full with back pay for the removal period plus accrued interest at the rate then payable on judgments. During the period that Employer's obligations under Sections 4(a), 4(b), 4(c), 4(d), 4(e) and 4(f) hereof are suspended, Officer shall continue to be entitled to receive Additional Benefits under Section 4(g), but only until the conviction of the felony or removal from office has become final and non-appealable. When the conviction of the felony or removal from office has become final and non-appealable, Officer's employment with Employer under this Agreement shall immediately terminate.

                  (c) Other Termination. Officer's employment with Employer under this Agreement may be terminated other than by Employer for Cause or as a result of Officer's death at any time by either Employer or Officer. In the event of any such termination, Officer's employment with Employer under this Agreement shall terminate as of the Termination Date (as defined below) set forth in the Notice of Termination (as defined below) with respect to such termination.

                  (d) Notice of Termination. Any purported termination by Employer or by Officer pursuant to this Section 5 (other than a termination as a result of Officer's death) shall be communicated in a writing (a "Notice of Termination") to the other party hereto. In the event that a purported termination of Officer's employment with Employer hereunder is by Employer for Cause, the Notice of Termination shall state that Employer is terminating
Officer's employment for Cause and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such a termination. For purposes of this Agreement, no purported termination shall be effective without a Notice of Termination. The "Termination Date" shall mean the date specified in the Notice of Termination, which, except in the event of a termination by Employer for Cause, shall not be less than 30 nor more than 60 days from the date of the Notice of Termination.

                  (e) Effect of a Termination. Upon any termination of Officer's employment with Employer under this Agreement, except as expressly set forth in subparagraphs (i) through (v) of this Section 5(e), all of Employer's obligations hereunder shall terminate.

                           (i)      Upon a termination of Officer's employment
with Employer under this Agreement for any reason:  (A)
Employer shall pay Officer his full base salary through the Termination Date plus any Additional Benefits which have been earned or become payable, but which have not yet been paid as of such Termination Date; and (B) Officer, or in the event of Officer's death, such person or persons as Officer shall have designated in writing or, in the absence of such a written designation, Officer's estate (the "Beneficiaries"), shall be entitled to all benefits in which Officer shall have become vested or which shall otherwise be payable in respect of periods ending prior to termination (other than the Additional Benefits referred to in clause (A) of this subparagraph).

                           (ii)     Upon a termination, at any time, of
Officer's employment with Employer under this Agreement forany reason other than by Employer for Cause or as a result of Officer's death,Employer shall, until Officer's death, continue to provide medical coverage to Officer and his spouse on a basis substantially equivalent to that on which Employer provided medical coverage to Officer and his spouse immediately prior to termination of Officer's employment with Employer (with such changes as may from time to time be applicable to Employer's other senior executives and their spouses generally), provided, however, that Officer and his spouse shall only be entitled to such medical coverage, if and to the extent that Officer or his spouse, as the case may be, is not entitled to comparable medical coverage from other employment.

                           (iii) Upon a termination of Officer's employment with
Employer under this Agreement other than (A) by Employer for Cause or (B) within one year following a Change in Control, voluntarily by Officer or by Employer other than for Cause, Employer shall, as soon as practicable following Employer's determination of the amount thereof, pay Officer or the Beneficiaries, as the case may be, the Pro Rata Bonus (as defined below). The "Pro Rata Bonus" shall mean the amount equal to the product of (A) the bonus or incentive award referred to in Section 4(b), 4(c) or 4(d) hereof, as the case may be, to which Officer would have been entitled in respect of the Fiscal Year in which the Termination Date shall have occurred had Officer continued in employment with Employer until the end of such Fiscal Year and (B) the fraction obtained by dividing (1) the number of days elapsed in such Fiscal Year through the Termination Date by (2) 365.

                           (iv)     Upon a termination, within one year
following a Change in Control, of Officer's employment with Employer under this Agreement by Employer other than for Cause or voluntarily by Officer, Employer shall pay Officer an amount equal to three times the sum of (A) Officer's annual base salary at the Termination Date and (B) an amount equal to 25% of the incentive compensation award paid or payable to Officer in accordance with Section 4(b) of this Agreement for the Fiscal Year ending in 1999.

                           (v)      Notwithstanding anything to the contrary
contained in any applicable plan of Employer or in any other agreement between Employer and Officer, upon a termination of Officer's employment with Employer under this Agreement as a result of Officer's death,all theretofore unvested or unexercisable options to purchase stock of Employer then held by Officer shall become vested and exercisable.

                           (vi)     Notwithstanding anything to the contrary
contained in any applicable plan of Employer or in any other agreement between Employer and Officer, upon a termination of Officer's employment with Employer under this Agreement for Cause, all options to purchase stock of the Employer then held by Officer shall immediately be forfeited.

                  (f) Payments. All cash payments (other than the Pro Rata Bonus, which shall be paid to Officer or the Beneficiaries, as the case may be, as soon as practicable following Employer's determination of the amount thereof) required under this Agreement as a result of the termination of Officer's employment hereunder shall be made within fifteen (15) days of the Termination Date or, if any portion is not then reasonably determinable, within five (5) days after such portion is so determinable.

                  (g) Excise Tax. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by Employer or any other person or entity to or for the benefit of Officer (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with Employer or a change in ownership or effective control of Employer or a substantial portion of its assets (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Payments shall be reduced (but not below zero) if and to the extent that such reduction would result in Officer retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the imposition of the Excise Tax), than if Officer received all of the Payments. If the application of the preceding sentence should require a reduction in Payments or other "parachute payments" (within the meaning of Section 280G of the Code), unless Officer shall have designated otherwise, such reduction shall be implemented, first, by reducing any non-cash benefits to the extent necessary and, second, by reducing any cash benefits to the extent necessary. In each case, the reductions shall be made starting with the payment or benefit to be made on the latest date following the Termination Date and reducing payments or benefits in reverse chronological order therefrom. All determinations concerning the application of this paragraph shall be made by a nationally recognized firm of independent accountants, selected by Officer and satisfactory to Employer, whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants shall be borne by Employer.

         6.  Reimbursement  of Business  Expenses.  During the term of Officer's employment with Employer as provided under this Agreement, Employer shall reimburse Officer promptly for all expenditures (including travel, entertainment, parking, business meetings, and the monthly costs (including dues) of maintaining memberships at appropriate clubs), to the extent that such expenditures meet the requirements of the Code for deductibility by Employer for federal income tax purposes or are otherwise in compliance with the rules and policies of Employer and are substantiated by Officer as required by the Internal Revenue Service and rules and policies of Employer.

         7. Indemnity. To the extent permitted by applicable law, the Certificate of Incorporation and the By-Laws of Employer (as from time to time in effect) and any indemnity agreements entered into from time to time between Employer and Officer, Employer shall indemnify Officer and hold him harmless for any acts or decisions made by him in good faith while performing services for Employer, and shall use reasonable efforts to obtain coverage for him under liability insurance policies now in force or hereafter obtained during the term of this Agreement covering the other officers or directors of Employer.

         8.    Miscellaneous.

                  (a) Succession. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns, but without the prior written consent of Officer, this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of the Employer or similar transaction. Employer shall not agree to any such transaction unless the successor to or assignee of the Company's business and/or assets in such transaction expressly assumes all obligations of the Employer hereunder. The obligations and duties of Officer hereby shall be personal and not assignable.

                  (b) Notices. Any notices provided for in this Agreement shall be sent to Employer at 4500 Park Granada, Calabasas, California 91302,
Attention: General Counsel/Secretary, with a copy to the Chairman of the Compensation Committee at the same address, or to such other address as Employer may from time to time in writing designate, and to Officer at such address as he may from time to time in writing designate (or his business address of record in the absence of such designation). All notices (i) shall be deemed to have been given two (2) business days after they have been deposited as certified mail, return receipt requested, postage paid and properly addressed to the designated address of the party to receive the notices and (ii) shall be deemed to have been given on the date of delivery if notice is given by means of Federal Express or other reputable overnight courier service.

                  (c) Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter, including, but not limited to, the Second Restated Agreement; provided, however, that until this Agreement shall become effective, the Second Restated Agreement shall continue in full force and effect. No modifications or amendments of this Agreement (including but not limited to the provisions of Section 4 hereof) shall be valid unless made in writing and signed by the parties hereto.

                  (d) Waiver. The waiver of the breach of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

                  (e) California Law. This Agreement shall be construed and interpreted in accordance with the laws of California.

                  (f) Attorneys' Fees in Action on Contract. If any litigation shall occur between the Officer and Employer, which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, the prevailing party in such litigation, in addition to any other judgment or award, shall be entitled to receive such sums as the court hearing the matter shall find to be reasonable as and for the attorneys' fees of the prevailing party.

                  (g) Confidentiality. Officer agrees that he will not divulge or otherwise disclose, directly or indirectly, any trade secret or other confidential information concerning the business or policies of Employer or any of its subsidiaries which he may have learned at any time as an employee, officer or director of or consultant to Employer or any of its subsidiaries, except to the extent such use or disclosure is (i) necessary or appropriate to the performance of this Agreement and in furtherance of Employer's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized by Employer. The provisions of this subsection shall survive the expiration, suspension or termination, for any reason, of Officer's employment with Employer.

                  (h) Remedies of Employer. Officer acknowledges that the services he is obligated to render under the provisions of this Agreement are of a special, unique, unusual, extraordinary and intellectual character, which gives this Agreement peculiar value to Employer. The loss of these services cannot be reasonably or adequately compensated in damages in an action at law and it would be difficult (if not impossible) to replace these services. By reason thereof, Officer agrees and consents that if he violates any of the material provisions of this Agreement, Employer, in addition to any other rights and remedies available under this Agreement or under applicable law, shall be entitled during the remainder of the term to seek injunctive relief, from a tribunal of competent jurisdiction, restraining Officer from committing or continuing any violation of this Agreement, or from the performance of services to any other business entity, or both.

                  (i) Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

                  (j) No Obligation to Mitigate. Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no payment hereunder (other than payments in respect of the medical coverage to be provided to Officer and his spouse pursuant to Section 5(e)(ii) hereof) shall be offset or reduced by the amount of any compensation or benefits provided to Officer in any subsequent employment.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            COUNTRYWIDE CREDIT INDUSTRIES, INC.
ATTEST:

                                                   By:
Secretary                                          Title:

                                                   OFFICER:



                                                   David S. Loeb, in his
                                                   individual capacity

235382.10

                                   APPENDIX A
                       To David Loeb Employment Agreement

                  A "Change in Control" shall mean the occurrence, prior to the first anniversary of the Effective Date, of any one of the following events:

          (a) An acquisition (other than directly from Employer) of any common stock or other "Voting Securities" (as hereinafter defined) of Employer by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty five percent (25%) or more of the then outstanding shares of Employer's common stock or the combined voting power of Employer's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of this Agreement, (1) "Voting Securities" shall mean Employer's outstanding voting securities entitled to vote generally in the election of directors and (2) a "Non-Control Acquisition" shall mean an acquisition by
     (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Employer or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Employer (for purposes of this definition, a "Subsidiary"), (ii) Employer or any of its Subsidiaries, or
     (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (b) The individuals who, as of the Effective Date are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the -------- ------- election, or nomination for election by Employer's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no -------- ------- ------- individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c)      The consummation of:

                           (i) A merger, consolidation or reorganization involving Employer, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of Employer where:

          (A) the stockholders of Employer, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

          (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

          (C) no Person other than (i) Employer, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by Employer, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty five percent (25%) or more of the then outstanding Voting Securities or common stock of Employer, has Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities or its common stock;

                 (ii)     A complete liquidation or dissolution of Employer; or

                           (iii) The sale or other disposition of all or substantially all of the assets of Employer to any Person (other than a transfer to a Subsidiary).

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by Employer which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by Employer, and after such share acquisition by Employer, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.